CONFIDENTIAL TREATMENT REQUESTED

Barclays Bank PLC
5 The North Colonnade
Canary Wharf, London E14 4BB
Facsimile: +44(20)77736461

Telephone: +44 (20) 777 36810

c/o Barclays Capital Inc.
as Agent for Barclays Bank PLC

DATE: TO: ATTENTION: TELEPHONE: FACSIMILE: FROM: TELEPHONE: SUBJECT:
745 Seventh Ave
New York, NY 10019
Telephone: +1 212 412 4000
December 4, 2013
RAIT Financial Trust
Cira Centre
2929 Arch Street, 17th Floor
Philadelphia, PA 19104
Chief Financial Officer
+1 215 243 9120
+1 215 405 2945
Barclays Capital Inc., acting as Agent for Barclays Bank PLC
+1 212 412 4000
Base Capped Call Option Transaction

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the Transaction entered into between Barclays Bank PLC (“Barclays”), through its agent Barclays Capital Inc. (the “Agent”), and RAIT Financial Trust (“Counterparty”) on the Trade Date specified below (the “Transaction”). This Confirmation constitutes a “Confirmation” as referred to in the Master Agreement specified below. Barclays is authorized by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority. Barclays Bank PLC is not a member of the Securities Investor Protection Corporation (“SIPC”).

The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”), as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between the Equity Definitions and this Confirmation, this Confirmation shall govern. For purposes of the Equity Definitions, this Transaction shall be deemed to be a Share Option Transaction.

Each party is hereby advised, and each such party acknowledges, that the other party has engaged in, or refrained from engaging in, substantial financial transactions and has taken other material actions in reliance upon the parties’ entry into the Transaction to which this Confirmation relates on the terms and conditions set forth below.

1. This Confirmation evidences a complete and binding agreement between Barclays and Counterparty as to the terms of the Transaction to which this Confirmation relates. This Confirmation shall supplement, form a part of, and be subject to, an agreement in the form of the ISDA 1992 Master Agreement (Multicurrency – Cross Border) (the “Agreement”) as if Barclays and Counterparty had executed an agreement in such form (without any Schedule but with the “Cross-Default” provisions of Section 5(a)(vi) applicable to Counterparty with a “Threshold” of $25,000,000 and with such other elections set forth in this Confirmation) on the Trade Date. In the event of any inconsistency between provisions of the Agreement and this Confirmation, this Confirmation will prevail for the purpose of the Transaction. The parties hereby agree that no Transaction other than the Transaction to which this Confirmation relates shall be governed by the Agreement.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:
Trade Date:	December 4, 2013
Components:
The Transaction will be divided into individual
Components, each with the terms set forth in
this Confirmation, and, in particular, with the
Number of Options and Expiration Date set forth
in Schedule A to this Confirmation. The
exercise, valuation and settlement of the
Transaction will be effected separately for each
Component as if each Component were a separate
Transaction under the Agreement.

Option Style:	European
Option Type:	Call
Seller:	Barclays
Buyer:	Counterparty
Shares:	The common stock, par value USD 0.03 per share, of Counterparty (Ticker symbol “RAS”).
Number of Options:	For each Component, as provided in Schedule B to this Confirmation.

Option Entitlement:	One Share per Option
Strike Price:	As provided in Schedule A to this Confirmation.

Cap Price:	As provided in Schedule A to this Confirmation.

Premium:	As provided in Schedule A to this Confirmation.

Premium Payment Date:	December 10, 2013
Exchange:	The New York Stock Exchange.
Related Exchange(s):	All Exchanges.
Calculation Agent:	Barclays.
Disrupted Day:
The definition of “Disrupted Day” in Section 6.4
of the Equity Definitions shall be amended by
adding the following sentence after the first
sentence: “A Scheduled Trading Day on which a
Related Exchange fails to open during its
regular trading session will not be a Disrupted
Day if the Calculation Agent determines that
such failure will not have a material impact on
Barclays’s ability to unwind any related hedging
transactions related to the Transaction.”

Procedures for Exercise:
In respect of any Component
Expiration Time:	The Valuation Time.
Expiration Date:
As provided in Schedule B to this Confirmation
(or, if such date is not a Scheduled Trading
Day, the next following Scheduled Trading Day
that is not already an Expiration Date for
another Component); provided that if that date
is a Disrupted Day, the Expiration Date for such
Component shall be the first succeeding
Scheduled Trading Day that is not a Disrupted
Day and is not or is not deemed to be an
Expiration Date in respect of any other
Component of the Transaction hereunder; and
provided further that if the Expiration Date has
not occurred pursuant to the preceding proviso
as of the Final Disruption Date, the Calculation
Agent shall have the right to elect, in its sole
discretion, that the Final Disruption Date shall
be the Expiration Date (irrespective of whether
such date is a Disrupted Day or an Expiration
Date in respect of any other Component for the
Transaction) and the Settlement Price for the
Final Disruption Date shall be determined by the
Calculation Agent in a commercially reasonable
manner. Notwithstanding the foregoing and
anything to the contrary in the Equity
Definitions, if a Market Disruption Event occurs
on any Expiration Date, (i) the Calculation
Agent may determine that such Expiration Date is
a Disrupted Day only in part, in which case the
Calculation Agent shall make adjustments to the
Number of Options for the relevant Component for
which such day shall be the Expiration Date and
shall designate the Scheduled Trading Day
determined in the manner described in the
immediately preceding sentence as the Expiration
Date for the remaining Warrants for such
Component and (ii) the Settlement Price for such
Disrupted Day may be adjusted by the Calculation
Agent as appropriate on the basis of the nature
and duration of the relevant Market Disruption
Event. Any day on which the Exchange is
scheduled as of the Trade Date to close prior to
its normal closing time shall be considered a
Disrupted Day in whole. Section 6.6 of the
Equity Definitions shall not apply to any
Valuation Date occurring on an Expiration Date.

Final Disruption Date:	As provided in Schedule A to this Confirmation.

Automatic Exercise:
Applicable; and means that the Number of Options
for the relevant Component will be deemed to be
automatically exercised at the Expiration Time
on the Expiration Date for such Component if at
such time such Component is In-the-Money, as
determined by the Calculation Agent, unless
Buyer notifies Seller (by telephone or in
writing) prior to the Expiration Time on such
Expiration Date that it does not wish Automatic
Exercise to occur with respect to such
Component, in which case Automatic Exercise will
not apply with respect to such Component.
“In-the-Money” means, in respect of any
Component, that the VWAP Price on the Expiration
Date for such Component is greater than the
Strike Price for such Component.

Market Disruption Event:
Section 6.3(a) of the Equity Definitions shall
be amended (i) by deleting the words “at any
time during the one hour period that ends at the
relevant Valuation Time, Latest Exercise Time,
Knock-in Valuation Time or Knock-out Valuation
Time, as the case may be” and replacing them
with the words “at any time during the regular
trading session on the Exchange, without regard
to after hours or any other trading outside of
the regular trading session hours”; (ii) by
amending and restating clause (a)(iii) thereof
in its entirety to read as follows: “(iii) an
Early Closure that the Calculation Agent
determines is material”; and (iii) by adding the
words “, (iv) a Regulatory Disruption or (v) a
Liquidity Event” after clause (a)(iii) as
restated above.
Section 6.3(d) of the Equity Definitions is
hereby amended by deleting the remainder of the
provision following the term “Scheduled Closing
Time” in the fourth line thereof.

Regulatory Disruption:
A “Regulatory Disruption” shall occur if
Barclays determines in its reasonable discretion
that it is appropriate in light of legal,
regulatory or self-regulatory requirements or
related policies or procedures for Barclays to
refrain from all or any part of the market
activity in which it would otherwise engage in
connection with this Transaction.

Liquidity Event:
A “Liquidity Event” shall occur if on any day
the trading volume or liquidity of trading in
the Shares is materially reduced from levels
prevailing on the Trade Date and the Calculation
Agent determines in its commercially reasonable
discretion that as a result it would be
appropriate to treat such day as a Disrupted Day
or a partially Disrupted Day.

Valuation: In respect of any Component
Valuation Time:	Scheduled Closing Time; provided that if the principal trading session is extended, the Calculation Agent shall determine the Valuation Time in its reasonable discretion.
Valuation Date:	The Expiration Date.
Settlement Terms:
In respect of any Component
Settlement Method Election:
Applicable; provided that the same Settlement
Method shall apply to all Components; and
provided further that references in the Equity
Definitions to “Physical Settlement” shall be
deemed to be references to “Net Share
Settlement” as defined herein; and provided
further that Counterparty may elect Cash
Settlement only if at the time of such election
it provides to Barclays a written statement that
the representations contained in paragraph 5(m)
below are true and correct as of and as if made
on the date of such election.

Electing Party:	Counterparty.
Settlement Method Election Date:	The tenth Scheduled Trading Day prior to the scheduled Expiration Date for the first Component.
Settlement Currency:	USD
Default Settlement Method:	Net Share Settlement.
VWAP Price:
For any Exchange Business Day, the dollar volume
weighted average price per Share for that
Exchange Business Day based on transactions
executed during that Exchange Business Day on
the Exchange, as reported on Bloomberg Page “RAS
<Equity> AQR” (or any successor thereto),
or in the event such price is not so reported on
such Exchange Business Day for any reason, as
reasonably determined by the Calculation Agent.

Cash Settlement Terms:
Cash Settlement:
If Cash Settlement applies, on the relevant Cash
Settlement Payment Date for such Component,
Barclays shall pay to Counterparty an amount
equal to the Cash Settlement Amount for such
Component to the account specified by
Counterparty.

Cash Settlement Amount:
For each Component, an amount, as calculated by
the Calculation Agent, equal to (i) the Strike
Price Differential for such Component,
multiplied by (ii) the Number of Options for
such Component, multiplied by (iii) the Option
Entitlement as of the Expiration Date for such
Component.

Strike Price Differential:	For any Component:

(i) if the VWAP Price on the Expiration Date for
such Component exceeds the Strike Price for such
Component but is less than the Cap Price for
such Component, an amount equal to the excess of
such VWAP Price over such Strike Price;
(ii) if the VWAP Price on the Expiration Date
for such Component equals or exceeds the Cap
Price for such Component, an amount equal to the
excess of such Cap Price over the Strike Price
for such Component; or
(iii) if the VWAP Price on the Expiration Date
for such Component is less than or equal to the
Strike Price for such Component, zero.

Cash Settlement Payment Date:	For all Components, the third Scheduled Trading Day after the Expiration Date for the Component with the latest scheduled Expiration Date.
Net Share Settlement Terms:
Net Share Settlement:
If Net Share Settlement applies, on the
Settlement Date for each Component, Barclays
shall deliver to Counterparty a number of Shares
equal to the Number of Shares to be Delivered
for such Component to the account specified by
Counterparty and cash in lieu of any fractional
shares for such Component valued at the VWAP
Price on the Expiration Date for such Component.

Number of Shares to be Delivered:	For any Component, subject to the last sentence of Section 9.5 of the Equity Definitions:

(i) if the VWAP Price on the Expiration Date for
such Component exceeds the Strike Price for such
Component but is less than the Cap Price for
such Component, a number of Shares equal to (i)
the product of (A) the excess of such VWAP Price
over such Strike Price, (B) the Number of
Options for such Component and (C) the Option
Entitlement, divided by (ii) such VWAP Price;
(ii) if the VWAP Price on the Expiration Date
for such Component equals or exceeds the Cap
Price for such Component, a number of Shares
equal to (i) the product of (A) the excess of
such Cap Price over the Strike Price for such
Component, (B) the Number of Options for such
Component and (C) the Option Entitlement,
divided by (ii) such VWAP Price; or
(iii) if the VWAP Price on the Expiration Date
for such Component is less than or equal to the
Strike Price for such Component, a number of
Shares equal to zero.

Settlement Date:	For all Components, one Settlement Cycle after the Expiration Date for the Component with the latest scheduled Expiration Date.
Other Provisions Applicable to Net Share Settlement:
The provisions of Sections 9.1(c), 9.4 (except
that “Settlement Date” shall be as defined
above, unless a Market Disruption Event prevents
delivery of such Shares on that date), 9.8, 9.9,
9.10, 9.11 (as modified herein), 9.12 and 10.5
of the Equity Definitions will be applicable as
if “Physical Settlement” applied to the
Transaction.

Representation and Agreement:
The parties acknowledge that Barclays does not,
and shall not, make the agreement or the
representations set forth in Section 9.11 of the
Equity Definitions related to the restrictions
and limitations imposed by applicable securities
laws with respect to any Shares delivered by
Barclays to Counterparty hereunder.

Dividends:
Dividend Adjustment:
If an ex-dividend date with respect to a
dividend (a “Declared Dividend”) that, together
with all other dividends with an ex-dividend
date in the same regular dividend period of
Counterparty, differs in amount from the Regular
Dividend occurs at any time from but excluding
the Trade Date to and including the Expiration
Date for any Component, or no ex-dividend date
occurs during any regular dividend period of
Counterparty, then in addition to any
adjustments as provided under “Adjustments”
below, the Calculation Agent will make
adjustments to the Cap Price in a commercially
reasonable manner to preserve for the parties
the intended economic benefits of such
Component.

Regular Dividend:	As provided in Schedule A to this Confirmation.

Adjustments:
Adjustments to Strike Price:
Notwithstanding Section 11.2(c) of the Equity
Definitions, upon any adjustment to the
“Conversion Rate” (as defined in the
Supplemental Indenture to be dated as of
December 10, 2013 between Counterparty and Wells
Fargo Bank, National Association (together with
the Base Indenture referenced therein, the
“Indenture”)), other than an increase in the
“Conversion Rate” pursuant to Sections 10.03 and
10.04(h) of the Indenture, the Calculation
Agent will make a corresponding adjustment to
the Strike Price. Counterparty agrees that it
will notify Barclays prior to the effectiveness
of any such adjustment and, to the extent such
adjustment requires an exercise of discretion by
Counterparty under the terms of the Indenture,
it shall consult with the Calculation Agent in
order to achieve a commercially reasonable
adjustment, determination or calculation.

Method of Adjustment:
Calculation Agent Adjustment; provided that the
Equity Definitions shall be amended by (x)
replacing the words “diluting or concentrative”
in Sections 11.2(a), 11.2(c) (in two instances)
and 11.2(e)(vii) with the word “material”, (y)
by adding the words “or the Transaction” after
the words “theoretical value of the relevant
Shares” in Section 11.2(a), 11.2(c) and
11.2(e)(vii) and (z) deleting the words “Strike
Price” from clause (A) of Section 11.2(c) and
replacing such words with “Cap Price”, and
inserting the words “(but not the Strike Price)”
after the phrase “any other variable relevant to
the exercise, settlement, payment or other terms
of that Transaction” in Section 11.2(c);
provided, further that adjustments may be made
to account for changes in volatility, expected
dividends, stock loan rate and liquidity
relative to the relevant Shares. In connection
with determining any such adjustment, the
Calculation Agent may, in its sole good faith
commercially reasonable discretion, take into
account analogous adjustments, if any, effected
to the “Conversion Rate” in accordance with the
Indenture (other than Sections 10.03 and
10.04(h) thereof), it being understood that the
Calculation Agent shall not, in its sole
discretion, be bound by such adjustment to the
Conversion Rate or limited to the events set
forth in Section 10.04 of the Indenture.
For the avoidance of doubt, no adjustments to
the Strike Price shall be effected pursuant to
Calculation Agent Adjustment.

Extraordinary Events:
New Shares:
Section 12.1(i) of the Equity Definitions is
hereby amended by deleting the text in clause
(i) thereof in its entirety and replacing it
with the phrase “publicly quoted, traded or
listed on any of the New York Stock Exchange,
The NASDAQ Global Select Market or The NASDAQ
Global Market (or their respective successors)”.

Share-for-Share:	The definition of “Share-for-Share” set forth in Section 12.1(f) of the Equity Definitions is hereby amended by the deletion of the parenthetical in clause (i) thereof.
Consequence of Merger Events:
Merger Event:
Applicable; provided Section 12.1(b) of the
Equity Definitions is hereby amended by (i)
adding the words “or Issuer” after the words
“relevant Shares”; (ii) deleting the word “or”
after the parenthetical in line 10 thereof;
(iii) deleting the remainder of Section 12.1(b)
following the definition of “Reverse Merger” in
subsection (iv) thereof; (iv) adding the words
“(v) the sale or transfer of all or
substantially all of the assets of the Issuer,
(vi) any acquisition by Issuer or any of its
subsidiaries where the estimated value of the
aggregate consideration transferable by Issuer
or its subsidiaries exceeds 50% of the market
capitalization of the Issuer, in each case, as
determined by the Calculation Agent as of the
date such acquisition is first announced or
(vii) any lease, exchange, transfer, disposition
(including, without limitation, by way of
spin-off or distribution) of assets (including,
without limitation, any capital stock or other
ownership interests or other ownership interest
in the Issuer’s subsidiaries) or other similar
event by Issuer or any of its subsidiaries where
the estimated value of the aggregate
consideration transferable to or receivable by
Issuer or its subsidiaries exceeds 15% of the
market capitalization of the Issuer, in each
case, as determined by the Calculation Agent as
of the date such transaction is first announced”
after subsection (iv).

Share-for-Share:	Modified Calculation Agent Adjustment or Cancellation and Payment (Calculation Agent Determination), at the election of Barclays.
Share-for-Other:	Modified Calculation Agent Adjustment or Cancellation and Payment (Calculation Agent Determination), at the election of Barclays.
Share-for-Combined:	Modified Calculation Agent Adjustment or Cancellation and Payment (Calculation Agent Determination), at the election of Barclays.
Consequence of Tender Offers:
Tender Offer:	Applicable
Share-for-Share:	Modified Calculation Agent Adjustment or Cancellation and Payment (Calculation Agent Determination), at the election of Barclays.
Share-for-Other:	Modified Calculation Agent Adjustment or Cancellation and Payment (Calculation Agent Determination), at the election of Barclays.
Share-for-Combined:	Modified Calculation Agent Adjustment or Cancellation and Payment (Calculation Agent Determination), at the election of Barclays.
Modified Calculation Agent Adjustment:
For greater certainty, the definition of
“Modified Calculation Agent Adjustment” in
Sections 12.2 and 12.3 of the Equity Definitions
shall be amended by (adding the following
italicized language after the stipulated
parenthetical provision: “(including adjustments
to account for changes in volatility, expected
dividends, stock loan rate or liquidity relevant
to the Shares or to the Transaction) from the
Exchange Business Day immediately preceding the
Announcement Date or the Determination Date, as
applicable, to the first Exchange Business Day
immediately following the Merger Date (Section
12.2) or Tender Offer Date (Section 12.3).”

Announcement Date:
The definition of “Announcement Date” in Section
12.1 of the Equity Definitions shall be amended
by (i) replacing the word “leads to the” in the
third and the fifth lines thereof with the words
“, if completed, would lead to a”; (ii)
replacing the words “voting shares” in the fifth
line thereof with the word “Shares”; (iii)
inserting the words “by any entity” after the
word “announcement” in the second and the fourth
lines thereof; (iv) replacing the words “a firm”
with the word “any” in the second and fourth
lines thereof; (v) inserting the words “or to
explore the possibility of engaging in” after
the words “engage in” in the second line
thereto; and (vi) inserting the words “or to
explore the possibility of purchasing or
otherwise obtaining” after the word “obtain” in
the fourth line thereto.

Announcement Event:
If an Announcement Event occurs, the Calculation
Agent will determine the economic effect of the
Announcement Event on the theoretical value of
this Transaction (including without limitation
any change in volatility, expected dividends,
stock loan rate or liquidity relevant to the
Shares or to this Transaction) from the
Announcement Date to the Expiration Date. If
such economic effect is material, the
Calculation Agent will adjust the terms of this
Transaction to reflect such economic effect.
“Announcement Event” shall mean the occurrence
of the Announcement Date of a Merger Event or
Tender Offer.

Composition of Combined Consideration:
Not Applicable; provided that, notwithstanding
Sections 12.5(b) and 12.1(f) of the Equity
Definitions, to the extent that the composition
of the consideration for the relevant Shares
pursuant to a Tender Offer or Merger Event could
be elected by an actual holder of the Shares,
the Calculation Agent will, in its sole
discretion, determine such composition.

Nationalization, Insolvency or Delisting:
Cancellation and Payment (Calculation Agent
Determination); provided that, in addition to
the provisions of Section 12.6(a)(iii) of the
Equity Definitions, it will also constitute a
Delisting if the Exchange is located in the
United States and the Shares are not immediately
re-listed, re-traded or re-quoted on any of the
New York Stock Exchange, The NASDAQ Global
Select Market or The NASDAQ Global Market (or
their respective successors); if the Shares are
immediately re-listed, re-traded or re-quoted on
any such exchange or quotation system, such
exchange or quotation system shall thereafter be
deemed to be the Exchange.

Additional Disruption Events:
Change in Law:
Applicable; provided that Section 12.9(a)(ii) of
the Equity Definitions is hereby amended by (i)
replacing the phrase “the interpretation” in the
third line thereof with the phrase “, or public
announcement of, the formal or informal
interpretation”, (ii) by replacing the word
“Shares” where it appears in clause (X) thereof
with the words “Hedge Position” and (iii) by
immediately following the word “Transaction” in
clause (X) thereof, adding the phrase “in the
manner contemplated by the Hedging Party on the
Trade Date”.

Failure to Deliver:	Applicable.
Insolvency Filing:
Applicable; provided that the definition of
“Insolvency Filing” in Section 12.9 of the
Equity Definitions shall be amended by deleting
the clause “provided that proceedings instituted
or petitions presented by creditors and not
consented to by the Issuer shall not be deemed
an Insolvency Filing” at the end of such
definition and replacing it with the following:

“; or it has instituted against it a proceeding
seeking a judgment of insolvency or bankruptcy
or any other relief under any bankruptcy or
insolvency law or other similar law affecting
creditors’ rights, or a petition is presented
for its winding-up or liquidation by a creditor
and such proceeding is not dismissed,
discharged, stayed or restrained in each case
within thirty (30) days of the institution or
presentation thereof.”
Section 12.9(b)(i) of the Equity Definitions is
hereby amended by adding the following sentence
at the end: “If neither party elects to
terminate the Transaction, the Calculation Agent
may adjust the terms of the Transaction upon the
occurrence of such an event pursuant to Modified
Calculation Agent Adjustment (as if such event
were a Tender Offer).”

Hedging Disruption:	Applicable
Increased Cost of Hedging:	Applicable
Loss of Stock Borrow:	Not Applicable
Increased Cost of Stock Borrow:	Not Applicable
Hedging Party:	Barclays or an affiliate of Barclays for all applicable Additional Disruption Events.
Hedge Positions:	The definition of “Hedge Positions” in Section 13.2(b) of the Equity Definitions shall be amended by inserting the words “or an affiliate thereof” after the words “a party” in the third line.
Determining Party:	Barclays for all applicable Extraordinary Events.
Acknowledgments:
Non-Reliance:	Applicable.
Agreements and Acknowledgments Regarding Hedging Activities:	Applicable.
Additional Acknowledgments:	Applicable.

3. Mutual Representations, Warranties and Agreements.

In addition to the representations, warranties and agreements in the Agreement and those contained elsewhere herein, each of Barclays and Counterparty represents and warrants to, and agrees with, the other party that:

(a)	Commodity Exchange Act. It is an “eligible contract participant” within the meaning of Section 1a(18) of the U.S. Commodity Exchange Act, as amended (the “CEA”). The Transaction has been subject to individual negotiation by the parties. The Transaction has not been executed or traded on a “trading facility” as defined in the CEA;

(b)	Securities Act. It is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or an “accredited investor” as defined in Section 2(a)(15)(ii) of the Securities Act; and

(c)	ERISA. The assets used in the Transaction (1) are not assets of any “plan” (as such term is defined in Section 4975 of the U.S. Internal Revenue Code (the “Code”)) subject to Section 4975 of the Code or any “employee benefit plan” (as such term is defined in Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) subject to Title I of ERISA, and (2) do not constitute “plan assets” within the meaning of Department of Labor Regulation 2510.3-101, 29 CFR Section 2510-3-101.

4. Representations, Warranties and Agreements of Counterparty.

In addition to the representations and warranties in the Agreement and those contained elsewhere herein, Counterparty further represents, warrants and agrees that:

(a)	the representations and warranties of Counterparty set forth in Section 1 of the Underwriting Agreement dated as of the Trade Date between Counterparty and Barclays Capital Inc., as representative of the underwriters party thereto (the “Underwriting Agreement”), are true and correct and are hereby deemed to be repeated to Barclays as if set forth herein;

(b)	Counterparty is not as of the Trade Date, and shall not be after giving effect to the transactions contemplated hereby, “insolvent” (as such term is defined in Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code) (the “Bankruptcy Code”)) and Counterparty would be able to purchase a number of Shares equal to the Number of Shares in compliance with the laws of the jurisdiction of Counterparty’s incorporation or organization;

(c)	Counterparty shall immediately provide written notice to Barclays upon obtaining knowledge of the occurrence of any event that would constitute an Event of Default, a Potential Event of Default, a Potential Adjustment Event, a Merger Event or any other Extraordinary Event; provided, however, that should Counterparty be in possession of material non-public information regarding Counterparty, Counterparty shall not communicate such information to Barclays;

(d)	Counterparty has not and will not directly or indirectly violate any applicable law (including, without limitation, the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the regulations promulgated thereunder) in connection with the Transaction;

(e)	Counterparty has (and shall at all times during the Transaction have) the capacity and authority to invest directly in the Shares underlying the Transaction and has not entered into the Transaction with the intent to avoid any regulatory filings;

(f)	Counterparty’s financial condition is such that it has no need for liquidity with respect to its investment in the Transaction and no need to dispose of any portion thereof to satisfy any existing or contemplated undertaking or indebtedness;

(g)	Counterparty’s investments in and liabilities in respect of the Transaction, which it understands are not readily marketable, are not disproportionate to its net worth, and Counterparty is able to bear any loss in connection with the Transaction, including the loss of its entire investment in the Transaction;

(h)	Counterparty understands, agrees and acknowledges that Barclays has no obligation or intention to register the Transaction under the Securities Act, any state securities law or other applicable federal securities law;

(i)	each of Counterparty’s filings under the Securities Act, the Exchange Act, or other applicable securities laws that are required to be filed have been filed and that, as of the respective dates thereof and as of the date of this representation, there is no misstatement of material fact contained therein or omission of a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading;

(j)	Counterparty is not, and after giving effect to the transactions contemplated hereby will not be, an “investment company” as such term is defined in the Investment Company Act;

(k)	Counterparty understands, agrees and acknowledges that no obligations of Barclays to it hereunder shall be entitled to the benefit of deposit insurance and that such obligations shall not be guaranteed by any affiliate of Barclays or any governmental agency;

(l)	(A) Counterparty is acting for its own account, and it has made its own independent decisions to enter into the Transaction and as to whether the Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary, (B) Counterparty is not relying on any communication (written or oral) of Barclays or any of its affiliates as investment advice or as a recommendation to enter into the Transaction (it being understood that information and explanations related to the terms and conditions of the Transaction shall not be considered investment advice or a recommendation to enter into the Transaction) and (C) no communication (written or oral) received from Barclays or any of its affiliates shall be deemed to be an assurance or guarantee as to the expected results of the Transaction;

(m)	without limiting the generality of Section 13.1 of the Equity Definitions, Counterparty acknowledges that Barclays is not making any representations or warranties with respect to the treatment of the Transaction under any accounting standards including ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, ASC Topic 480, Distinguishing Liabilities from Equity and ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity (or any successor issue statements) or under FASB’s Liabilities & Equity Project;

(n)	Counterparty is not entering into the Transaction for the purpose of (i) creating actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for the Shares) or (ii) raising or depressing or otherwise manipulating the price of the Shares (or any security convertible into or exchangeable for the Shares) or otherwise in violation of the Exchange Act;

(o)	Counterparty has not entered into any obligation or undertaking that would contractually limit it from effecting Net Share Settlement or settlement under this Transaction and it agrees not to enter into any such obligation or undertaking during the term of this Transaction;

(p)	No federal, state or local (including non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable to Counterparty or the Shares would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Barclays or its affiliates owning or holding (however defined) Shares, other than Section 13(d) under the Exchange Act;

(q)	Counterparty shall deliver to Barclays an opinion of counsel, dated as of the Trade Date and reasonably acceptable to Barclays in form and substance, with respect to the matters set forth in Section 3(a) of the Agreement;

(r)	Counterparty represents that for the 1-year period ending on the Trade Date, less than 50 percent in value of any class of its stock which is regularly traded on an established securities market located in the United States was held directly or indirectly by foreign persons; and

(s)	Counterparty agrees that for the during the entire term of the Transaction, less than 50 percent in value of any class of its stock which is regularly traded on an established securities market located in the United States will be held directly or indirectly by foreign persons. Counterparty agrees to monitor its stock ownership on a daily basis and notify Barclays if on any day 50 percent or more in value of any class of its stock which is regularly traded on an established securities market located in the United States is held directly or indirectly by foreign persons.

5. Other Provisions:

(a)	Repurchase Notices. Counterparty shall, on any day on which Counterparty effects any repurchase of Shares, promptly give Barclays a written notice of such repurchase (a “Repurchase Notice”) on such day if following such repurchase, the Option Equity Percentage as determined on such day is (i) equal to or greater than 8.0% or (ii) greater by 0.5% than the Option Equity Percentage included in the immediately preceding Repurchase Notice (or, in the case of the first such Repurchase Notice, greater than the Option Equity Percentage as of the Trade Date). The “Option Equity Percentage” as of any day is the fraction (A) the numerator of which is the product of the Number of Options and Option Entitlement and (B) the denominator of which is the number of Shares outstanding on such day. Counterparty agrees to indemnify and hold harmless Barclays and its affiliates and their respective officers, directors, employees, affiliates, advisors, agents and controlling persons (each, an “Indemnified Person”) from and against any and all losses (including losses relating to Barclays’ hedging activities as a consequence of becoming, or of the risk of becoming, a Section 16 “insider”, including without limitation, any forbearance from hedging activities or cessation of hedging activities and any losses in connection therewith with respect to the Transaction), claims, damages, judgments, liabilities and expenses (including reasonable attorney’s fees), joint or several, which an Indemnified Person may become subject to, as a result of Counterparty’s failure to provide Barclays with a Repurchase Notice on the day and in the manner specified in this paragraph, and to reimburse, within 30 days, upon written request, each of such Indemnified Persons for any reasonable legal or other expenses incurred in connection with investigating, preparing for, providing testimony or other evidence in connection with or defending any of the foregoing. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against the Indemnified Person in respect of the foregoing, such Indemnified Person shall promptly notify Counterparty in writing, and Counterparty, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others Counterparty may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. Counterparty shall not be liable for any settlement of any proceeding contemplated by this paragraph that is effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, Counterparty agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Counterparty shall not, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding contemplated by this paragraph that is in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding on terms reasonably satisfactory to such Indemnified Person. If the indemnification provided for in this paragraph is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then Counterparty hereunder, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities. The remedies provided for in this paragraph are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity. The indemnity and contribution agreements contained in this paragraph shall remain operative and in full force and effect regardless of the termination of the Transaction.

(b)	Rule 10b-18.

(i) Except as disclosed to Barclays in writing prior to the Trade Date, Counterparty represents and warrants to Barclays that it has not made any purchases of blocks by or for itself or any of its Affiliated Purchasers pursuant to the one block purchase per week exception in Rule 10b-18(b)(4) under the Exchange Act during each of the four calendar weeks preceding such date (“Rule 10b-18 purchase,” “blocks” and “Affiliated Purchaser” each as defined in Rule 10b-18 under the Exchange Act). Counterparty agrees and acknowledges that it shall not, and shall cause its affiliates and Affiliated Purchasers not to, directly or indirectly (including by means of a derivative instrument) enter into any transaction to purchase any Shares during the period beginning on such date and ending on the day on which Barclays has informed Counterparty in writing that it has completed all purchases of Shares to hedge initially its exposure to the Transaction.

(ii) On any Expiration Date, neither Counterparty nor any “affiliate” or “affiliated purchaser” (each as defined in Rule 10b-18 of the Exchange Act (“Rule 10b-18”)) shall directly or indirectly (including, without limitation, by means of any cash-settled or other derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or commence any tender offer relating to, any Shares (or an equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable or exercisable for Shares, except through Barclays.

(iii) Counterparty agrees that it (A) will not, on any Expiration Date, make, or permit to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any Merger Transaction or potential Merger Transaction unless such public announcement is made prior to the opening or after the close of the regular trading session on the Exchange for the Shares; (B) shall promptly (but in any event prior to the next opening of the regular trading session on the Exchange) notify Barclays following any such announcement that such announcement has been made; and (C) shall promptly (but in any event prior to the next opening of the regular trading session on the Exchange) provide Barclays with written notice specifying (i) Counterparty’s average daily Rule 10b-18 Purchases (as defined in Rule 10b-18) during the three full calendar months immediately preceding the announcement date that were not effected through Barclays or its affiliates and (ii) the number of Shares purchased pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act for the three full calendar months preceding the announcement date. Such written notice shall be deemed to be a certification by Counterparty to Barclays that such information is true and correct. In addition, Counterparty shall promptly notify Barclays of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders. “Merger Transaction” means any merger, acquisition or similar transaction involving a recapitalization as contemplated by Rule 10b-18(a)(13)(iv) under the Exchange Act.

(c)	Regulation M. (x) Counterparty (A) was not on the Trade Date, has not since such date, and is not on the date hereof, engaged in a distribution, as such term is used in Regulation M under the Exchange Act, of any securities of Counterparty, other than the distribution of the Convertible Notes (as defined below) and (B) shall not engage in any “distribution,” as such term is defined in Regulation M, other than the distribution of the Convertible Notes and a distribution meeting the requirements of the exceptions set forth in sections 101(b)(10) and 102(b)(7) of Regulation M, until the day on which Barclays has informed Counterparty in writing that it has completed all purchases of Shares to hedge initially its exposure to the Transaction, and (y)(A) on any Expiration Date, the Shares or securities that are convertible into, or exchangeable or exercisable for Shares, are not, and shall not be, subject to a “restricted period,” as defined in Regulation M and (B) Counterparty shall not engage in any “distribution,” as such term is defined in Regulation M, other than a distribution meeting the requirements of the exceptions set forth in sections 101(b)(10) and 102(b)(7) of Regulation M, until the second Exchange Business Day following the final Expiration Date.

(d)	Early Unwind. In the event the sale of Convertible Notes is not consummated with the underwriters for any reason by the close of business in New York on December 10, 2013 (or such later date as agreed upon by the parties) (December 10, 2013 or such later date as agreed upon being the “Early Unwind Date”), the Transaction shall automatically terminate (the “Early Unwind”), on the Early Unwind Date and (i) the Transaction and all of the respective rights and obligations of Barclays and Counterparty under the Transaction shall be cancelled and terminated and (ii) each party shall be released and discharged by the other party from and agrees not to make any claim against the other party with respect to any obligations or liabilities of the other party arising out of and to be performed in connection with the Transaction either prior to or after the Early Unwind Date; provided that Counterparty shall purchase from Barclays on the Early Unwind Date all Shares purchased by Barclays or one of more of its affiliates and reimburse Barclays for any costs or expenses (including market losses) relating to the unwinding of its hedging activities in connection with the Transaction (including any loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position). The amount of any such reimbursement shall be determined by Barclays in its sole good faith discretion. Barclays shall notify Counterparty of such amount and Counterparty shall pay such amount in immediately available funds on the Early Unwind Date. Barclays and Counterparty represent and acknowledge to the other that, subject to the proviso included in this paragraph, upon an Early Unwind, all obligations with respect to the Transaction shall be deemed fully and finally discharged. As used herein, “Convertible Notes” means the USD 125,000,000 principal amount of 4.00% convertible senior notes due October 2033 to be issued by Counterparty on or about the Premium Payment Date.

(e)	Transfer or Assignment. Counterparty may not transfer or assign any of its rights or obligations under the Transaction or the Agreement without the prior written consent of Barclays. Notwithstanding any provision of the Agreement to the contrary, Barclays may, subject to applicable law, freely transfer and assign all of its rights and obligations under the Transaction or the Agreement without the consent of Counterparty to any affiliate of Barclays, or to any third party with a rating (or whose guarantor has a rating) for its long term, unsecured and unsubordinated indebtedness of A- or better by Standard & Poor’s Ratings Services or its successor (“S&P”), or A3 or better by Moody’s Investors Service, Inc. or its successor (“Moody’s”) or, if either S&P or Moody’s ceases to rate such debt, at least an equivalent rating or better by a substitute rating agency mutually agreed by Counterparty and Barclays.

If at any time at which (1) the Equity Percentage exceeds 8.0% or (2) Barclays, Barclays Group (as defined below) or any person whose ownership position would be aggregated with that of Barclays or Barclays Group (Barclays, Barclays Group or any such person, a “Barclays Person”) under any relevant state corporate law or state or federal bank holding company or banking laws, or other federal, state or local laws, regulations or regulatory orders applicable to ownership of Shares, including without limitation Subtitles 6, 7 and 8 of Title 3 of the Maryland Corporations and Associations Code (“Applicable Laws”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership in excess of a number of Shares equal to (x) the number of Shares that would give rise to reporting or registration obligations or other requirements (including obtaining prior approval by a state or federal regulator) of a Barclays Person under Applicable Laws and with respect to which such requirements have not been met or the relevant approval has not been received minus (y) 1.0% of the number of Shares outstanding on the date of determination (either such condition described in clause (1) or (2), an “Excess Ownership Position”) and Barclays is unable, after commercially reasonable efforts, to effect a transfer or assignment on pricing terms and within a time period reasonably acceptable to it of all or a portion of the Transaction such that an Excess Ownership Position no longer exists, Barclays may designate any Scheduled Trading Day as an Early Termination Date with respect to a portion (the “Terminated Portion”) of the Transaction, such that an Excess Ownership Position no longer exists. In the event that Barclays so designates an Early Termination Date with respect to a portion of this Transaction, a payment shall be made pursuant to Section 6 of the Agreement as if (x) an Early Termination Date had been designated in respect of a Transaction having terms identical to this Transaction and a Number of Shares equal to the Terminated Portion, (y) Counterparty shall be the sole Affected Party with respect to such partial termination and (z) such Transaction shall be the only Terminated Transaction (and, for the avoidance of doubt, the provisions of paragraph 5(j) shall apply to any amount that is payable by Barclays to Counterparty pursuant to this sentence). The “Equity Percentage” as of any day is the fraction, expressed as a percentage, (A) the numerator of which is the number of Shares that Barclays and any of its affiliates subject to aggregation with Barclays, for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act, and all persons who may form a “group” (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) with Barclays (“Barclays Group”), beneficially own (within the meaning of Section 13 of the Exchange Act) on such day and (B) the denominator of which is the number of Shares outstanding on such day.

(f)	Staggered Settlement. Barclays may, by notice to Counterparty on or prior to any Settlement Date (a “Nominal Settlement Date”), elect to deliver the Shares deliverable on such Nominal Settlement Date on two or more dates (each, a “Staggered Settlement Date”) or at two or more times on the Nominal Settlement Date as follows: (i) in such notice, Barclays will specify to Counterparty the related Staggered Settlement Dates (each of which will be on or prior to such Nominal Settlement Date, but not prior to the beginning of the related Exercise Period) or delivery times and how it will allocate the Shares it is required to deliver under the applicable settlement method above among the Staggered Settlement Dates or delivery times; (ii) the aggregate number of Shares that Barclays will deliver to Counterparty hereunder on all such Staggered Settlement Dates and delivery times will equal the number of Shares that Barclays would otherwise be required to deliver on such Nominal Settlement Date, and (iii) if Net Share Settlement is applicable hereunder, the applicable settlement method terms set forth above will apply on each Staggered Settlement Date, except that the related Shares to be delivered by Barclays will be allocated among such Staggered Settlement Dates as specified by Barclays in the notice referred to in clause (i) above.

(g)	Role of Agent. Each of Barclays and Counterparty acknowledges to and agrees with the other party hereto and to and with the Agent that (i) the Agent is acting as agent for Barclays under the Transaction pursuant to instructions from such party, (ii) the Agent is not a principal or party to the Transaction, and may transfer its rights and obligations with respect to the Transaction, (iii) the Agent shall have no responsibility, obligation or liability, by way of issuance, guaranty, endorsement or otherwise in any manner with respect to the performance of either party under the Transaction, (iv) Barclays and the Agent have not given, and Counterparty is not relying (for purposes of making any investment decision or otherwise) upon, any statements, opinions or representations (whether written or oral) of Barclays or the Agent, other than the representations expressly set forth in this Confirmation or the Agreement, and (v) each party agrees to proceed solely against the other party, and not the Agent, to collect or recover any money or securities owed to it in connection with the Transaction. Each party hereto acknowledges and agrees that the Agent is an intended third party beneficiary hereunder. Counterparty acknowledges that the Agent is an affiliate of Barclays. Barclays will be acting for its own account in respect of this Confirmation and the Transaction contemplated hereunder.

(h)	Regulatory Provisions. The time of dealing for the Transaction will be confirmed by Barclays upon written request by Counterparty. The Agent will furnish to Counterparty upon written request a statement as to the source and amount of any remuneration received or to be received by the Agent in connection with a Transaction.

(i)	Netting and Setoff. Obligations under the Transaction shall not be netted, recouped or set off (including pursuant to Section 6 of the Agreement) against any other obligations of the parties, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and no other obligations of the parties shall be netted, recouped or set off (including pursuant to Section 6 of the Agreement) against obligations under the Transaction, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff, netting or recoupment provided that both parties agree that subparagraph (ii) of Section 2(c) of the Agreement shall apply to the Transaction.

(j)	Alternative Calculations and Barclays Payment on Early Termination and on Certain Extraordinary Events. If Barclays owes Counterparty any amount in connection with the Transaction (i) pursuant to Sections 12.2, 12.3 (and “Consequences of Merger Events” above), 12.6, 12.7 or 12.9 of the Equity Definitions or (ii) pursuant to Section 6(d)(ii) of the Agreement (a “Payment Obligation”), Barclays shall satisfy any such Payment Obligation by delivery of Termination Delivery Units (as defined below) unless Counterparty elects for Barclays to satisfy such Payment Obligation by delivery of cash by giving irrevocable telephonic notice to Barclays, confirmed in writing within one Scheduled Trading Day, no later than noon New York time on the Early Termination Date or other date the Transaction is cancelled or terminated, as applicable, where such notice shall include a representation and warranty from Counterparty that it is not, as of the date of the telephonic notice and the date of such written notice, aware of any material non-public information concerning itself or the Shares (where “material” shall have the meaning set forth in paragraph 5(n) below); provided that Barclays shall have the right, in its sole discretion and notwithstanding any election by Counterparty to the contrary, to elect to satisfy any such Payment Obligation (x) by delivery of Termination Delivery Units or (y) by delivery of cash in the event of (i) an Insolvency, a Nationalization or a Merger Event, in each case, in which the consideration or proceeds to be paid to holders of Shares consists solely of cash or (ii) an Event of Default in which Counterparty is the Defaulting Party or a Termination Event in which Counterparty is the Affected Party, which Event of Default or Termination Event resulted from an event or events within Counterparty’s control. Where Barclays is required to deliver Termination Delivery Units, Barclays shall deliver to Counterparty a number of Termination Delivery Units having a fair market value (net of any brokerage and underwriting commissions and fees, including any customary private placement fees) equal to the amount of such Payment Obligation (such number of Termination Delivery Units to be delivered to be determined by the Calculation Agent as the number of whole Termination Delivery Units that could be purchased over a commercially reasonable period of time with the cash equivalent of such Payment Obligation). If the provisions set forth in this paragraph are applicable, the provisions of Sections 9.8, 9.9, 9.10, 9.11 (modified as described above) and 9.12 of the Equity Definitions shall be applicable, except that all references to “Shares” shall be read as references to “Termination Delivery Units.” “Termination Delivery Units” means in the case of a Termination Event, Event of Default or Delisting, one Share or, in the case of Nationalization, Insolvency, Tender Offer or Merger Event, a unit consisting of the number or amount of each type of property received by a holder of one Share (without consideration of any requirement to pay cash or other consideration in lieu of fractional amounts of any securities) in such Nationalization, Insolvency, Tender Offer or Merger Event; provided that if such Nationalization, Insolvency, Tender Offer or Merger Event involves a choice of consideration to be received by holders, such holder shall be deemed to have elected to receive the maximum possible amount of cash.

(k)	No Collateral. Notwithstanding any provision of this Confirmation, the Agreement, Equity Definitions or any other agreement between the parties to the contrary, the obligations of Counterparty under the Transaction are not secured by any collateral.

(l)	Maximum Share Delivery. Notwithstanding any other provision of this Confirmation or the Agreement, in no event will Counterparty be required to deliver more than the Number of Options in the aggregate to Barclays in connection with the Transaction.

(m)	No Material Non-Public Information. On each day during the period beginning on the Trade Date and ending on the day on which Barclays has informed Counterparty in writing that Barclays has completed all purchases or sales of Shares or other transactions to hedge initially its exposure with respect to the Transaction, Counterparty represents and warrants to Barclays that none of Counterparty and its officers and directors is aware or in possession of any material non-public information concerning Counterparty or the Shares. “Material” information for these purposes is any information to which an investor would reasonably attach importance in reaching a decision to buy, sell or hold any securities of Counterparty.

(n)	Registration. Counterparty hereby agrees that if, in the good faith reasonable judgment of Barclays, the Shares (“Hedge Shares”) acquired by Barclays for the purpose of hedging its obligations pursuant to the Transaction cannot be sold in the public market by Barclays without registration under the Securities Act, Counterparty shall, at its election, either (i) in order to allow Barclays to sell the Hedge Shares in a registered offering, make available to Barclays an effective registration statement under the Securities Act and (A) enter into an agreement, in form and substance satisfactory to Barclays, substantially in the form of an underwriting agreement for a registered offering, (B) use its reasonable best efforts to provide accountant’s “comfort” letters customary in form for registered offerings of equity securities, (C) provide disclosure opinions of nationally recognized outside counsel to Counterparty reasonably acceptable to Barclays, (D) provide other customary opinions, certificates and closing documents customary in form for registered offerings of equity securities and (E) afford Barclays a reasonable opportunity to conduct a due diligence investigation with respect to Counterparty customary in scope for underwritten offerings of equity securities; provided, however, that if Barclays, in its sole reasonable discretion, is not satisfied with access to due diligence materials, the results of its due diligence investigation, or the procedures and documentation for the registered offering referred to above, then clause (ii) or clause (iii) of this paragraph shall apply at the election of Counterparty, (ii) in order to allow Barclays to sell the Hedge Shares in a private placement, enter into and comply with a private placement agreement substantially similar to private placement purchase agreements customary for private placements of equity securities, in form and substance satisfactory to Barclays (in which case, the Calculation Agent shall make any adjustments to the terms of the Transaction that are necessary, in its reasonable judgment, to compensate Barclays for any discount from the public market price of the Shares incurred on the sale of Hedge Shares in a private placement), or (iii) purchase the Hedge Shares from Barclays at the closing price on such Exchange Business Days, and in the amounts, requested by Barclays.

(o)	Tax Disclosure. Notwithstanding anything to the contrary herein, in the Equity Definitions or in the Agreement, and notwithstanding any express or implied claims of exclusivity or proprietary rights, the parties (and each of their employees, representatives or other agents) are authorized to disclose to any and all persons, beginning immediately upon commencement of their discussions and without limitation of any kind, the tax treatment and tax structure of the Transaction, and all materials of any kind (including opinions or other tax analyses) that are provided by either party to the other relating to such tax treatment and tax structure.

(p)	Status of Claims in Bankruptcy. Barclays acknowledges and agrees that this Confirmation is not intended to convey to Barclays rights with respect to the Transaction that are senior to the claims of common stockholders in any U.S. bankruptcy proceedings of Counterparty; provided that nothing herein shall limit or shall be deemed to limit Barclays’ right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to the Transaction; provided, further, that nothing herein shall limit or shall be deemed to limit Barclays’ rights in respect of any transactions other than the Transaction.

(q)	Securities Contract. The parties hereto agree and acknowledge that Barclays is one or more of a “financial institution” and “financial participant” within the meaning of Sections 101(22) and 101(22A) of the Bankruptcy Code. The parties hereto further agree and acknowledge (A) that this Confirmation is a “securities contract,” as such term is defined in Section 741(7) of the Bankruptcy Code, with respect to which each payment and delivery hereunder or in connection herewith is a “termination value,” “payment amount” or “other transfer obligation” within the meaning of Section 362 of the Bankruptcy Code and a “settlement payment” (as such term is defined in Section 741(8) of the Bankruptcy Code) or a “transfer” within the meaning of Section 546 of the Bankruptcy Code and (B) that Barclays is entitled to the protections afforded by, among other sections, Section 362(b)(6), 362(b)(27), 362(o), 546(e), 546(j), 548(d)(2), 555 and 561 of the Bankruptcy Code.

(r)	Right to Extend. Barclays may postpone any potential Exercise Date or postpone or extend any other date of valuation or delivery with respect to some or all of the relevant Options (in which event the Calculation Agent shall make appropriate adjustments to the Cash Settlement Amount or the Number of Shares to be Delivered, as applicable, for such Options), if Barclays determines, in its reasonable discretion, that such postponement or extension is reasonably necessary or appropriate to preserve Barclays’ hedging or hedge unwind activity hereunder in light of existing liquidity conditions or to enable Barclays to effect purchases of Shares in connection with its hedging, hedge unwind or settlement activity hereunder in a manner that would, if Barclays were Counterparty or an affiliated purchaser of Counterparty, be in compliance with applicable legal, regulatory or self-regulatory requirements, or with related policies and procedures applicable to Barclays.

(s)	Adjustments. For the avoidance of doubt, whenever the Calculation Agent is called upon to make an adjustment pursuant to the terms of this Confirmation or the Equity Definitions to take into account the effect of an event, the Calculation Agent shall make such adjustment by reference to the effect of such event on the Hedging Party, assuming that the Hedging Party maintains a commercially reasonable hedge position.

(t)	Designation by Barclays. Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing Barclays to purchase or deliver any Shares or other securities to Counterparty, Barclays may designate any of its affiliates to purchase or deliver such Shares or other securities and otherwise to perform Barclays’s obligations in respect of the Transaction and any such designee may assume such obligations. Barclays shall be discharged of its obligations to Counterparty to the extent of any such performance.

(u)	Wall Street Transparency and Accountability Act of 2010. The parties hereby agree that none of (i) Section 739 of the Wall Street Transparency and Accountability Act of 2010 (the “WSTAA”), (ii) any similar legal certainty provision included in any legislation enacted, or rule or regulation promulgated, on or after the Trade Date, (iii) the enactment of the WSTAA or any regulation under the WSTAA, (iv) any requirement under the WSTAA or (v) any amendment made by the WSTAA shall limit or otherwise impair either party’s right to terminate, renegotiate, modify, amend or supplement this Confirmation, any Transaction hereunder or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased cost, regulatory change or similar event under this Confirmation, the Equity Definitions or the Agreement (including, but not limited to, any right arising from any Change in Law, Insolvency Filing, Hedging Disruption, Increased Cost of Hedging, or Illegality (as defined in the Agreement)).

(v)	Payments on Early Termination. The parties hereto agree that for the Transaction, for the purposes of Section 6(e) of the Agreement, Loss and Second Method will apply.

(w)	Governing Law. The law of the State of New York (without reference to choice of law doctrine).

(x)	Waiver of Jury Trial. EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING RELATING TO THE TRANSACTION. EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH A SUIT, ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THE TRANSACTION, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS PROVIDED HEREIN.

(y)	2013 EMIR Portfolio Reconciliation, Dispute Resolution and Disclosure Protocol. The parties agree that the terms of the 2013 EMIR Portfolio Reconciliation, Dispute Resolution and Disclosure Protocol published by ISDA on July 19, 2013 (“Protocol”) apply to the Agreement as if the parties had adhered to the Protocol without amendment. In respect of the Attachment to the Protocol, (i) the definition of “Adherence Letter” shall be deemed to be deleted and references to “Adherence Letter” shall be deemed to be to this section (and references to “such party’s Adherence Letter” and “its Adherence Letter” shall be read accordingly), (ii) references to “adheres to the Protocol” shall be deemed to be “enters into this Agreement”, (iii) references to “Protocol Covered Agreement” shall be deemed to be references to this Agreement (and each “Protocol Covered Agreement” shall be read accordingly), and (iv) references to “Implementation Date” shall be deemed to be references to the date of this Agreement. For the purposes of this section:

1.	Barclays is a Portfolio Data Sending Entity and Counterparty is a Portfolio Data Receiving Entity;

2.	Barclays and Counterparty may use a Third Party Service Provider, and each of Barclays and Counterparty consents to such use including the communication of the relevant data in relation to Barclays and Counterparty to such Third Party Service Provider for the purposes of the reconciliation services provided by such entity.

3.	The Local Business Days for such purposes in relation to Barclays and Counterparty is New York, New York, USA.

4.	The following are the applicable email addresses.

Portfolio Data: Barclays: MarginServicesPortRec@barclays.com

Counterparty: jsebra@raitft.com

Notice of discrepancy: Barclays: PortRecDiscrepancy@barclays.com and paul.robinson1@barclayscapital.com

Counterparty: jsebra@raitft.com

Dispute Notice: Barclays: EMIRdisputenotices@barclays.com and paul.robinson1@barclayscapital.com

Counterparty: jsebra@raitft.com

(z)	NFC Representation Protocol. The parties agree that the provisions set out in the Attachment to the ISDA 2013 EMIR NFC Representation Protocol published by ISDA on March 8, 2013 (the “NFC Representation Protocol”) shall apply to the Agreement as if each party were an Adhering Party under the terms of the NFC Representation Protocol. In respect of the Attachment to the Protocol, (i) the definition of “Adherence Letter” shall be deemed to be deleted and references to “Adherence Letter” shall be deemed to be to this section (and references to “the relevant Adherence Letter” and “its Adherence Letter” shall be read accordingly), (ii) references to “adheres to the Protocol” shall be deemed to be “enters into this Agreement”, (iii) references to “Covered Master Agreement” shall be deemed to be references to this Agreement (and each “Covered Master Agreement” shall be read accordingly), and (iv) references to “Implementation Date” shall be deemed to be references to the date of this Agreement. Counterparty confirms that it enters into this Agreement as a party making the NFC Representation (as such term is defined in the NFC Representation Protocol). Counterparty shall promptly notify Barclays of any change to its status as a party making the NFC Representation.

(aa)	Part 2(b) of the ISDA Schedule – Payee Representation:

For the purpose of Section 3(f) of this Agreement, Counterparty makes the following representation to Barclays:

Counterparty is a real estate investment trust organized under the laws of Maryland, and is a U.S. person (as that term is defined in Section 7701(a)(30) of the United States Internal Revenue Code of 1986, as amended).

For the purpose of Section 3(f) of this Agreement, Barclays makes the following representation to Counterparty:

(A) Each payment received or to be received by it in connection with this Agreement is effectively connected with its conduct of a trade or business within the United States; and

(B) It is a “foreign person” (as that term is used in Section 1.6041-4(a)(4) of the United States Treasury Regulations) for United States federal income tax purposes.

(bb)	Part 3(a) of the ISDA Schedule – Tax Forms:

Party Required to Deliver Document

	Form/Document/Certificate	Date by which to be Delivered

Counterparty	A complete and duly executed W-9.
(i) Upon execution and delivery of
this Agreement; (ii) promptly upon
reasonable demand by Barclays; and
(iii) promptly upon learning that
any such Form previously provided
by Counterparty has become
obsolete or incorrect.

Barclays	A complete and duly executed United States Internal Revenue Service Form W-8ECI (or successor thereto.)	(i) Upon execution and delivery of this Agreement; and (ii) promptly upon learning that any such Form previously provided by Barclays has become obsolete or incorrect.

6. Account Details:

(a)	Account for payments to Counterparty:

To be advised

Account for delivery of Shares to Counterparty:

To be advised

(b)	Account for payments to Barclays:

Bank: Barclays Bank plc NY

ABA# 026 00 2574

BIC: BARCUS33

Acct: 50038524

Beneficiary: BARCGB33

Ref: Barclays Bank plc London Equity Derivatives

7. Offices:

The Office of Counterparty for the Transaction is: Inapplicable, Counterparty is not a Multibranch Party.

The Office of Barclays for the Transaction is: Inapplicable, Barclays is not a Multibranch Party.

8. Notices:

For purposes of this Confirmation:

(a)	Address for notices or communications to Counterparty:

RAIT Financial Trust

Cira Centre

2929	Arch Street, 17th Floor

Philadelphia, PA 19104

Attention: Chief Financial Officer

Telephone No.: (+1) 215-243-9120

Facsimile No.: (+1) 215-405-2945

(b)	Address for notices or communications to Barclays:

Barclays Bank PLC

c/o Barclays Capital Inc.

745	Seventh Ave.

New York, NY 10019

Attention: Paul Robinson

Telephone No.: (+1) 212-526-0111

Facsimile No.: (+1) 917-522-0458

This Confirmation may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Counterparty hereby agrees to check this Confirmation and to confirm that the foregoing correctly sets forth the terms of the Transaction by signing in the space provided below and returning to Barclays a facsimile of the fully-executed Confirmation to Barclays at (+1) 917-522-0458. Originals shall be provided for your execution upon your request.

Very truly yours, BARCLAYS CAPITAL INC.,
acting solely as Agent in connection with this Transaction
By:	/s/ Shobha Vaidyanath—

Name:	Shobha Vaidyanath
Title: AVP: Structured Derivatives
Accepted and confirmed as of the Trade Date:
RAIT FINANCIAL TRUST
By:	__/s/_James Sebra_______________
Name:	James Sebra

Title: Chief Financial Officer

SCHEDULE A

For purposes of this Transaction, the following terms shall have the following values/meanings:

Strike Price:	USD 9.5738
Cap Price:	USD 11.9140
Premium:	USD 8,837,500.00
Final Disruption Date:	October 12, 2018
Regular Dividend:	USD 0.15

SCHEDULE B

PURSUANT TO 17 CFR 240.24b-2, CONFIDENTIAL INFORMATION (INDICATED BY [****]) HAS BEEN OMITTED FROM THIS DOCUMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT APPLICATION FILED WITH THE COMMISSION.

For each Component of the Transaction, the Number of Options and Expiration Date is set forth below.

Component Number	Number of Options	Expiration Date
[****]	[****]	[****]
[****]	[****]	[****]
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